UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Village Bank and Trust Financial Corp. (the “Company”) has identified immaterial errors in its Consolidated Balance Sheets (the “Consolidated Balance Sheets”) at June 30, 2014 and September 30, 2014 included in its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2014 and September 30, 2014 (the “Quarterly Reports”), which were filed with the Securities and Exchange Commission on August 1, 2014 and October 31, 2014, respectively. The Consolidated Balance Sheets reported that the Company had 5,338,295 shares of common stock (or 333,644 shares after giving effect to the Company’s 1-for-16 reverse stock split effected as of August 8, 2014 (the “Reverse Stock Split”)) issued and outstanding at June 30, 2014, and 334,294 shares of common stock issued and outstanding at September 30, 2014. The Consolidated Balance Sheets should have reported that the Company had 5,470,394 shares of common stock (or 341,902 shares after giving effect to the Reverse Stock Split) issued and outstanding at June 30, 2014, and 350,622 shares of common stock issued and outstanding at September 30, 2014.

The errors resulted primarily from the Company’s treatment of shares of restricted stock awarded under its Incentive Plan. The Company had not previously issued shares of restricted stock to the recipients of restricted stock awards until the shares vested in accordance with the award terms. As a result, recipients of restricted stock awards were not entitled to voting or dividend rights on non-vested shares. During the second quarter of 2014, the Company decided that it was advisable to issue such shares of non-vested restricted stock so that the award recipients would be entitled to voting and dividend rights as contemplated by the terms of the Company’s Incentive Plan and the related restricted stock award agreements. In addition, on December 16, 2014, the Company received from its transfer agent an accounting of its outstanding shares of common stock reflecting the treatment of fractional shares in the Company’s Reverse Stock Split. In the Reverse Stock Split, the number of shares issued to each shareholder was rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not have been a whole number. This treatment accounted for 1,307 of the additional outstanding shares of common stock that were not reflected in the Quarterly Report for the period ended September 30, 2014.

The additional non-vested shares would not have changed the Company’s calculation of net loss per share in the Quarterly Reports because, while considered participating securities, they are not included for purposes of calculating earnings per share in loss periods. In addition, the shares issued as a result of rounding in the Reverse Stock Split were insignificant to total shares outstanding and the related net loss per share for the period. All other information in the Quarterly Reports is presented as of the original filing dates and has not been updated in this Form 8-K. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108, the Company evaluated the errors reported in this Form 8-K and determined that they were immaterial to the reporting periods affected and, therefore, that amendment of the previously filed Quarterly Reports was not required.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: December 19, 2014	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

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